UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 8.01 Other Events

On May 8, 2014, 1st United Bancorp, Inc. (the “Registrant”) announced its entry into an Agreement and Plan of Merger with Valley National Bancorp (“Valley”) providing for the merger of the Registrant with and into Valley, with Valley as the surviving entity (the “Merger”). The Registrant and Valley will host a live conference call for investors on Thursday, May 8, 2014 at 10:00 a.m. EDT to provide details regarding the Merger. Those wishing to participate in the conference call may dial toll-free (866) 814-8476.

The Registrant and Valley issued a joint press release in connection with the announcement of the Merger, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Valley intends to file a Registration Statement on Form S-4 that will include a joint proxy statement of Valley and the Registrant and prospectus of Valley (the “Joint Proxy Statement/Prospectus”) with the U.S. Securities and Exchange Commission (the “Commission”). Both the Registrant and Valley intend to file other documents with the Commission regarding the Merger. The Joint Proxy Statement/Prospectus will be mailed to the shareholders of the Registrant and Valley. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available), including the Joint Proxy Statement/Prospectus, and other documents containing information about Valley and the Registrant with the Commission at the Commission’s web site at www.sec.gov. These documents may also be accessed and downloaded for free at the Registrant’s web site at http://www.1stunitedbankfl.com or by directing a request to John Marino, President, 1st United Bancorp, Inc., at One North Federal Highway, Boca Raton, Florida 33432, telephone (561) 616-3046 or at Valley’s web site at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, Executive Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of the Registrant or Valley. However, Valley, the Registrant, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Registrant’s shareholders in respect of the Merger and the solicitation of proxies from Valley’s shareholders in respect of the amendment to its certificate of incorporation to increase the authorized common shares by 100 million. Information regarding the directors and executive officers of the Registrant may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on April 17, 2014 and can be obtained free of charge from the Registrant’s website. Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on March 10, 2014 and can be obtained free of charge from Valley’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the Commission when they become available.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed Merger. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the merger of the Registrant with Valley or to satisfy other conditions to the Merger on the proposed terms and within the proposed timeframe; delays in closing the Merger; reaction to the Merger of the Registrant’s customers and employees; the diversion of management’s time on issues relating to the Merger; the inability to realize expected cost savings and synergies from the merger of the Registrant with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; failure to obtain the FDIC’s consent to the assignment of the shared-loss agreements with the Registrant to Valley; changes in the stock price of Valley prior to closing; material adverse changes in Valley’s or the Registrant’s operations or earnings; the inability to retain the Registrant’s customers and employees; or a decline in the economy, mainly in New Jersey, New York and Florida, as well as the risk factors set forth in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 and Valley’s Annual Report on Form 10-K for the year ended December 31, 2013. Neither the Registrant nor Valley assumes any obligation for updating any such forward-looking statement at any time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1     Joint Press Release, dated May 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date:	May 8, 2014	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release, dated May 8, 2014.